Exhibit 99.2

HARTE HANKS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying financial information reflects the historical results of Harte Hanks as adjusted on a pro forma basis to give effect to the sale of 3Q Digital, Inc. (the "Transaction"), as described in Item 2.01 of Harte Hanks’ Current Report on Form 8-K to which this Exhibit 99.2 is attached. The accompanying unaudited pro forma condensed consolidated financial information is presented as of September 30, 2017 using Harte Hanks’ unaudited condensed consolidated balance sheet and for the nine months ended September 30, 2017 and the year ended December 31, 2016 using Harte Hanks' unaudited condensed consolidated statement of operations. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 is based on Harte Hanks’ balance sheet as of September 30, 2017, after giving effect to the Transaction as of the balance sheet date. The pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 assume that the Transaction was consummated on the first day of the period presented and gives full effect to the Transaction.

The unaudited pro forma condensed consolidated financial information (i) has been provided for informational purposes only; (ii) includes adjustments directly attributable to the Transaction; and (iii) is not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been completed as of the dates set forth above and does not purport to project the future financial position or operating results of Harte Hanks. The pro forma adjustments are described in the accompanying notes and give effect to pro forma events that are (1) directly attributable to the transactions, (2) factually supportable and (3) with respect to the consolidated statements of operations, expected to have a continuing impact on the results.

The following unaudited pro forma condensed consolidated financial information should be read in conjunction with Harte Hanks’ historical consolidated financial statements and related notes contained in Harte Hanks’ Annual Report on Form 10-K for the year ended December 31, 2016 and the unaudited condensed consolidated financial statements filed in Harte Hanks’ Quarterly Report on Form 10-Q for the nine month interim period ended September 30, 2017. The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X.

Exhibit 99.2

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

In thousands, except per share and share amounts	Historical September 30, 2017	3Q Digital	Pro Forma Adjustments	Notes	Pro Forma September 30, 2017
	2(a)	2(c)
ASSETS
Current assets
Cash and cash equivalents	$11,403	$—	$3,928	2(d)	$15,331
Accounts receivable (less allowance for doubtful accounts of $866 at September 30, 2017)	90,687	16,348	—		74,339
Inventory	796	—	—		796
Prepaid expenses	5,372	490	—		4,882
Prepaid taxes and income tax receivable	8,836	—	10,211	2(k)	19,047
Other current assets	4,424	—	—		4,424
Total current assets	121,518	16,838	14,139		118,819
Property, plant and equipment (less accumulated depreciation of $137,176 at September 30, 2017)	21,078	228	—		20,850
Goodwill	34,510	—	—		34,510
Other intangible assets (less accumulated amortization of $2,015 at September 30, 2017)	2,758	—	(2,758)	2(e)	—
Other assets	2,877	572	500	2(d)	2,805
Total assets	$182,741	$17,638	$11,881		$176,984

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$42,458	$9,322	$1,752	2(g)	34,888
Accrued payroll and related expenses	10,332	1,779	—		8,553
Deferred revenue and customer advances	6,889	1,168	—		5,721
Income taxes payable	655	32	—		623
Customer postage and program deposits	6,961	—	—		6,961
Other current liabilities	4,225	20	—		4,205
Total current liabilities	71,520	12,321	1,752		60,951
Long-term debt	12,000	—	—		12,000
Pensions	59,723	—	—		59,723
Contingent consideration	32,847	—	(32,847)	2(f)	—
Deferred tax liabilities, net	9,893	—	(1,103)	2(e)	8,790
Other long-term liabilities	3,154	—	—		3,154
Total liabilities	189,137	12,321	(32,198)		144,618
Stockholders’ (deficit) equity
Common stock, $1 par value, 25,000,000 shares authorized 12,074,661 shares issued at September 30, 2017	12,075	—	—		12,075
Additional paid-in capital	456,831	—	—		456,831
Retained earnings	823,924	5,317	44,079	2(l)	862,686
Less treasury stock, 5,867,843 shares at cost at September 30, 2017	(1,254,889)	—	—		(1,254,889)
Accumulated other comprehensive loss	(44,337)	—	—		(44,337)
Total stockholders’ (deficit) equity	(6,396)	5,317	44,079		32,366
Total liabilities and stockholders’ equity	$182,741	$17,638	$11,881		$176,984
Amounts may not add up due to rounding.

Exhibit 99.2

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

In thousands, except per share and share amounts	Historical Nine Months Ended September 30, 2017	Pro Forma Adjustments for 3Q Digital	Notes	Proforma
	2(a)	2(c)
Operating revenues	$284,040	$26,403		$257,637
Operating expenses
Labor	172,500	19,036		153,464
Production and distribution	80,125	1,865		78,260
Advertising, selling, general and administrative	30,431	2,795		27,636
Depreciation, software and intangible asset amortization	8,166	732	2(h)	7,434
Total operating expenses	291,222	24,428		266,794
Operating income (loss)	(7,182)	1,975		(9,157)
Other expenses
Interest expense, net	3,543	3,121	2(i)	422
Other, net	5,087	—		5,087
Total other expenses	8,630	3,121		5,509
Loss from continuing operations before income taxes	(15,812)	(1,146)		(14,666)
Income tax benefit	(3,293)	1,103		(4,396)
Loss from continuing operations	$(12,519)	$(2,249)		$(10,270)

Income from discontinued operations, net of income taxes	$—	$—		$—

Net loss	$(12,519)	$(2,249)		$(10,270)

Basic earnings (loss) per common share
Continuing operations	$(2.02)			$(1.66)
Discontinued operations	—			—
Basic loss per common share	$(2.02)			$(1.66)

Weighted-average common shares outstanding	6,187			6,187

Diluted earnings (loss) per common share
Continuing operations	$(2.02)			$(1.66)
Discontinued operations	—			—
Diluted loss per common share	$(2.02)			$(1.66)

Weighted-average common and common equivalent shares outstanding	6,187			6,187
Amounts may not add up due to rounding.

Exhibit 99.2

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

In thousands, except per share and share amounts	Historical Fiscal Year Ended December 31, 2016	Pro Forma Adjustments for 3Q Digital	Notes	Proforma
	2(b)	2(c)
Operating revenues	$404,412	$27,339		$377,073
Operating expenses
Labor	245,298	20,335		224,963
Production and distribution	117,126	1,419		115,707
Advertising, selling, general and administrative	44,804	3,748		41,056
Impairment of goodwill	38,669	—		38,669
Depreciation, software and intangible asset amortization	12,352	1,050	2(h)	11,302
Total operating expenses	458,249	26,552		431,697
Operating income (loss)	(53,837)	787		(54,624)
Other expenses
Interest expense, net	3,454	2,427	2(i)	1,027
Other, net	11,857	7,019	2(j)	4,838
Total other expenses	15,311	9,446		5,865
Loss from continuing operations before income taxes	(69,148)	(8,659)		(60,489)
Income tax benefit	20,630	—		20,630
Loss from continuing operations	$(89,778)	$(8,659)		$(81,119)

Income (loss) from discontinued operations, net of income taxes (including loss on disposal of $44,529)	$(41,159)	$—		$(41,159)

Net loss	$(130,937)	$(8,659)		$(122,278)

Basic earnings (loss) per common share
Continuing operations	$(14.60)			$(14.86)
Discontinued operations	(6.69)			(6.69)
Basic loss per common share	$(21.29)			$(21.56)

Weighted-average common shares outstanding	6,149			6,149

Diluted earnings (loss) per common share
Continuing operations	$(14.60)			$(13.19)
Discontinued operations	(6.69)			(6.69)
Diluted loss per common share	$(21.29)			$(19.89)

Weighted-average common and common equivalent shares outstanding	6,149			6,149
Amounts may not add up due to rounding.

Exhibit 99.2

Harte Hanks, Inc.
Notes to Pro Forma Condensed Consolidated Financial Statements

Note 1 — Basis of Presentation

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 is based on Harte Hanks’ balance sheet as of September 30, 2017, after giving effect to the Transaction as of September 30, 2017. Pro forma financial information is also presented for the condensed consolidated statement of operations for the nine months ended September 30, 2017, and for the year ended December 31, 2016. The unaudited and condensed consolidated statements of operations for the periods presented assume the Transaction was consummated on the first day of the period presented, giving full effect to Transaction for the periods presented.

The following are descriptions of the columns included in the accompanying unaudited pro forma condensed consolidated financial statements:

Historical - Represents the historical condensed consolidated balance sheet of Harte Hanks as of September 30, 2017, and the historical condensed consolidated statements of operations of Harte Hanks for the nine months ended September 30, 2017 and for the year ended December 31, 2016.

Pro Forma Adjustments - Represents the adjustments to the historical condensed consolidated balance sheet of Harte Hanks required to derive the pro forma financial position of Harte Hanks as of September 30, 2017, assuming the transaction occurred as of September 30, 2017 and the adjustments to the historical condensed consolidated statements of operations of Harte Hanks required to derive the pro forma operating results for the nine months ended September 30, 2017 and for the year ended December 31, 2016, assuming the Transaction was consummated on the first day of the period presented.

Note 2 — Pro Forma Adjustments

The following is a summary of the proforma adjustments reflected in the unaudited Pro Forma Condensed Consolidated Financial Statements based on preliminary estimates, which may change as additional information is obtained:

(a)
Reflects Harte Hanks' Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Comprehensive Loss as of and for the nine months ended September 30, 2017, as contained in the financial statements in the Company's Quarterly Report on Form 10-Q and as filed with the SEC on November 8, 2017.

(b)
Reflects Harte Hanks' Consolidated Statement of Comprehensive Income (Loss) for the year ended December 31, 2016, as contained in the Company's Annual Report on Form 10-K and as filed with the SEC on June 16, 2017.

(c)
Represents the elimination of the assets or liabilities associated with the 3Q Digital business as of September 30, 2017 and the elimination of revenue and expenses related to the 3Q Digital business for the nine months ended September 30, 2017 and the twelve months ended December 31, 2016.

(d)
Represents the estimated cash received by the Company, net of closing costs, as if the Transaction occurred on September 30, 2017. $0.5 million of consideration has been deposited in escrow and is included in other assets on the Pro Forma balance sheet.

(e)
Represents the fair value of intangibles with definite useful lives related to contact databases, client relationships, and non-compete agreements and the related deferred tax liability recorded in connection with the acquisition of 3Q Digital.

(f)	Represents the fair value of the contingent consideration assigned to the buyer in connection with the Transaction.

(g)	Includes estimated transaction fees associated with the Transaction.

(h)	Includes amortization of intangible assets with definite lives related to contact databases, client relationships, and non-compete agreements recorded in connection with the acquisition of 3Q Digital.

(i)	Includes interest accretion recorded in connection with the 3Q Digital contingent consideration.

(j)	Includes a $7.0 million adjustment to the fair value of the contingent consideration for the year ended December 31, 2016.

(k)	Represents the income tax receivable due to the taxable loss on the sale of 3Q Digital, as if the 3Q Digital sale occurred on September 30, 2017. This amount is an estimate and is subject to change.

(l)
Represents the estimated gain on sale, net of closing costs, of $28.6 million and a tax benefit equal to the estimated federal tax refund of $10.2 million, due to the taxable loss generated by the Transaction as if it had occurred on September 30, 2017. Note that these estimates may be different from the amounts that will be recorded in March of 2018.